EXHIBITS 5.1



                      Mays & Valentine, L.L.P. Letterhead
                               [FORM OF OPINION]



804/697-1265                                                           04911.011

                                 June 19, 1998



Second National Financial Corporation
102 South Main Street
Culpeper, Virginia  22701

Gentlemen:

                  We have participated in the preparation of the Registration Statement under the Securities Act of 1933 on Form S-4, including Exhibits (the "Registration Statement"), of Second National Financial Corporation ("Second") relating to the registration of 533,716 shares of Second Common Stock, $2.50 par value, to be issued by Second pursuant to the merger transaction by and between Virginia Heartland Bank and Second (the "Merger") in accordance with the Agreement and Plan of Reorganization and Plan of Merger made as of April 18, 1998.

                  We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement. In connection with the furnishing of our opinion, we have examined, among other things, the Articles of Incorporation and Bylaws of Second. We have also examined the Agreement and Plan of Reorganization and Plan of Merger, the minutes of the proceedings of the Board of Directors of Second, the Registration Statement, and such other records and documents as we deem pertinent.

                  Based on the foregoing, with regard to the legality of the issuance of the Second Common Stock being registered under the Registration Statement, it is our opinion that:

                  1. Second has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on business in which it is now and will be engaged.

                  2. The 533,716 shares of Second Common Stock being registered under the Registration Statement pursuant to the Merger will, when issued, be legally issued, fully paid and non-assessable.



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                  We  hereby  consent  to the  filing of this  opinion  with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Opinions" in the Proxy Statement contained therein.

                                   Sincerely,



                                               /s/ Mays & Valentine, L.L.P.
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